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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Kronos International, Inc. and Subsidiaries, of our report dated September 23, 2002, related to the financial statements of Kronos Titan GmbH & Co. OHG and Subsidiary, which appears in such Registration Statement on pages FA-3 to FA-28. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers GmbH,
  Wirtschaftsprufungsgesellschaft

Cologne, Germany
September 23, 2002

/s/ Hans-Peter Kreibich                /s/ Rainer Mertes
(Wirtschaftsprufer)                    (Wirtschaftsprufer)